	Date:	April 27, 2026
	Location:	Frisco, TX
	Contact:	Brandon Reagan breagan@publicstorage.com
News Release
PUBLIC STORAGE REPORTS FIRST QUARTER 2026 RESULTS
Public Storage (the “Company”) (NYSE: PSA) announced today its results for the quarter ended March 31, 2026 and its updated outlook for full-year 2026. Net income and core funds from operations (“Core FFO”) per share for the quarter are presented below:

	Three Months Ended March 31,		Change
Metric (per share)	2026	2025	$	%
Net Income	$2.71	$2.04	$0.67	32.8%
Core FFO	$4.22	$4.12	$0.10	2.4%
Highlights for the quarter:
•Announced the pending acquisition of National Storage Affiliates Trust (NYSE: NSA) in an all-stock transaction valued at an enterprise value of approximately $10.5 billion.
•Achieved 2.4% Core FFO growth and 2.6% Total Self-Storage growth during the first quarter of 2026.
•Achieved a 77.1% Same Store net operating income margin, an expansion of 0.4% compared to the first quarter of 2025.
•Tom Boyle appointed as Chief Executive Officer and a trustee of the Board effective April 1, 2026.
•Shank Mitra appointed as Chairman of the Board effective April 1, 2026.
•Development and expansion expected to add 3.5 million net rentable square feet at an estimated cost of $618.4 million primarily over the next 18 to 24 months.
•Entered into a strategic data science partnership with Welltower to advance the application of AI in capital allocation.
•Subsequent to quarter end, the Company completed a public offering of $500 million aggregate principal amount of senior notes at a fixed rate of 5.00% maturing on December 15, 2035.
“Public Storage’s first quarter results reflect differentiated strategies that continue to drive our performance,” said Tom Boyle, Chief Executive Officer. “We are excited about the announcement of our acquisition of National Storage Affiliates and its ability to drive per share earnings growth. The pending acquisition will build upon our leading platform, which we expect to enhance customer experience, unlock operating upside, and jump start our Value Creation Engine.”

2026 Guidance
Public Storage has reaffirmed its previously provided guidance for NOI Growth (Same Store and Non-Same Store) and Core FFO per share as included in the table below.

	2026 Guidance
	Low	High
	(Dollar amounts in thousands, except per share data)
Same Store:
Revenue growth	(2.2)%	—%
Expense growth	1.5%	2.8%
Net operating income growth	(3.9)%	(0.5)%

Non-Same Store:
Non-Same Store net operating income	$335,000	$355,000

Core FFO per share:	$16.35	$17.00
*Additional guidance assumptions can be found in the Company’s accompanying quarterly financial supplement.
*As described in more detail in the Company’s accompanying quarterly financial supplement, consistent with applicable SEC rules, we do not provide guidance for GAAP net income per share, the most comparable GAAP financial measure, or a reconciliation of estimated 2026 Core FFO per share to estimated GAAP net income per share because we are unable to reasonably predict certain items that are included in GAAP net income, including gains or losses on sales of real estate investments.
Operating Results
“Occupancy and move-in rates were ahead of expectations through the first quarter, but the true standout was our ability to utilize our integrated PS Next Operating Platform to mitigate inflationary pressures on our direct cost of operations. This focus on digital transformation has allowed us to maintain superior margins even as we navigate a shifting market” said Natalia Johnson, President, Chief Digital and Transformation Officer. “We are incredibly excited about the pending acquisition of National Storage Affiliates, as it provides a premier opportunity to demonstrate the scalability of our digital ecosystem as we onboard these assets and realize the benefits of our PS Next platform.”
The operating results of our 2,755 Same Store Facilities (192.1 million net rentable square feet), which represent approximately 84% of the net rentable square feet in our U.S. consolidated portfolio, are as follows:

Same Store Summary	Three Months Ended March 31,
	2026	2025	Change (a)

	(Dollar amounts in thousands, except for per square foot data)
Revenues	$1,000,833	$1,001,021	—%
Direct Cost of Operations	(229,288)	(232,939)	(1.6)%
Direct Net Operating Income (b)	771,545	768,082	0.5%
Indirect Cost of Operations	(32,145)	(31,385)	2.4%
Net Operating Income (b)	$739,400	$736,697	0.4%

Gross Margin (before indirect costs)	77.1%	76.7%	0.4%
Gross Margin (after indirect costs)	73.9%	73.6%	0.3%

Average Occupancy	91.5%	91.1%	0.4%

Realized annual rental income per (b):
Occupied square foot	$22.00	$22.06	(0.3)%
Available square foot	$20.12	$20.10	0.1%
(a)Represents the absolute nominal change with respect to gross margin and square foot occupancy, and the percentage change with respect to all other items.
(b)See Definitions for description of non-GAAP measures.
In addition to the Same Store Facilities, we have 421 primarily acquisition, development, and expansion facilities (37.7 million rentable square feet) in various stages of lease-up that represent the remaining 16% of the net rentable square feet in our portfolio. During the quarter, revenues and net operating income from this non-same store pool grew 24.8% and 27.5%, respectively, as compared to the same period in 2025.

Investment and Third-Party Management Activity
NSA Merger: On March 16, 2026, the Company announced that it had entered into a merger agreement to acquire National Storage Affiliates Trust (“NSA”), a Maryland real estate investment trust, listed on the New York Stock Exchange, in an all-stock transaction. NSA’s portfolio includes more than 1,000 properties, 69 million rentable square feet, and 550,000 units across 37 states and Puerto Rico. The merger is expected to add $0.35 to $0.50 to Core FFO Per Share at stabilization. In connection with the transaction, Public Storage and limited partners in NSA’s operating partnership will form a joint venture consisting of certain properties on NSA’s operating platform. The NSA operating partnership unitholders are expected to own approximately 80% of the joint venture at inception, with Public Storage holding the remaining interest. Public Storage will exclusively manage the joint venture portfolio and will earn customary property management, asset management and tenant reinsurance income. The merger transaction, which is expected to close in the third quarter of 2026, is subject to the approval of NSA equity holders and satisfaction of other customary closing conditions.
Acquisitions: During the quarter, we acquired three self-storage facilities with 0.2 million net rentable square feet for $20.8 million. For the three months ended March 31, 2026 and including activity subsequent to quarter end, we acquired or were under contract to acquire 18 facilities with 1.4 million net rentable square feet for $186.3 million.
New Developments and Expansions: During the quarter, we completed new developments and various expansion projects, which contributed 0.3 million net rentable square feet at a cost of $45.4 million.
At March 31, 2026, we had various facilities in development (2.5 million net rentable square feet) estimated to cost $449.8 million and various expansion projects (1.0 million net rentable square feet) estimated to cost $168.6 million. In total, these development and expansion projects are expected to deliver 3.5 million net rentable square feet at an aggregate cost of approximately $618.4 million. The remaining $415.7 million of development costs for these projects are expected to be incurred primarily in the next 18 to 24 months.
Lending: At March 31, 2026, we have total notes receivable of $142.5 million at an average annual interest rate of 7.9%.
Third-Party Management: During the quarter, we added 20 facilities to our third-party property management program. At March 31, 2026, we managed or were under contract to manage 441 facilities (35.1 million net rentable square feet) through the program including 68 facilities currently under construction.
Capital Markets Activity and Balance Sheet
The Company’s total indebtedness as of March 31, 2026 was $10.1 billion, with $650 million, or 6.4%, maturing in 2026. As of March 31, 2026, the Company had approximately $1.9 billion of liquidity through a combination of cash, undrawn capacity on its credit facility, and expected retained cash flow over the next twelve months. Subsequent to quarter end, we issued $500 million of senior notes, bearing interest at a fixed rate of 5.000% per year and maturing on December 15, 2035. We used a portion of these proceeds to repay the $325 million balance on our line of credit.
Selected balance sheet metrics as of March 31, 2026:

	Three Months Ended March 31, 2026
Metric	2026	2025	Change (a)
Weighted Average Interest Rate	3.3%	3.1%	0.2%
Weighted Average Years to Maturity (b)	6.4	7.1	(0.7)
Debt to EBITDA	2.9x	2.8x	0.1x
Net Debt and Preferred Equity to EBITDA (c)	4.1x	4.0x	0.1x
EBITDA to Fixed Charges (c)	6.7x	6.8x	(0.1)x
Credit Ratings (Moody’s / S&P)	A2 / A	A2 / A	—
(a)Represents the absolute nominal change.
(b)The weighted average years to maturity does not include preferred stock.
(c)Computations of EBITDA and Fixed Charges can be found in the Company’s accompanying quarterly financial supplement.

Supplemental Information
This press release, our Form 10-Q for the first quarter of 2026, the accompanying quarterly financial supplement, and additional information about Public Storage are available on our website, www.publicstorage.com.
Definitions (unaudited)
Annual contract rent: Represents the agreed upon monthly rate that is paid by our tenants in place at the time of measurement. Contract rates are initially set in the lease agreement upon move-in, and we adjust them from time to time with notice. Contract rent excludes other fees that are charged on a per-item basis, such as late charges and administrative fees, does not reflect the impact of promotional discounts, and does not reflect the impact of rents that are written off as uncollectible.
Funds Available for Distribution (“FAD”): FFO adjusted to exclude certain non-cash charges and to deduct recurring capital expenditures, which do not include capital expenditures for energy efficiencies including the installation of LED lighting, solar panels, and heat pumps; or capital expenditures for other property enhancements including acquisition rebrandings and commercial conversions. We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner. FAD is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes investing and financing activities presented on our statements of cash flows. In addition, other REITs may compute this measure differently, so comparisons among REITs may not be helpful.
Funds from Operations (“FFO”) and FFO per diluted common share (“FFO per share”): Non-GAAP measures defined by Nareit. We believe that FFO and FFO per share are useful to REIT investors and analysts in measuring our performance because Nareit’s definition of FFO excludes items included in net income that do not relate to or are not indicative of our operating and financial performance. FFO represents net income before real estate-related depreciation and amortization, which is excluded because it is based upon historical costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FFO also excludes gains or losses on sale of real estate assets and real estate impairment charges, which are also based upon historical costs and are impacted by historical depreciation. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes investing and financing activities presented on our consolidated statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.
We also present “Core FFO” and “Core FFO per share” non-GAAP measures that represent FFO and FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing, with respect to the periods presented below, the impact of corporate transformation costs, loss contingencies, due diligence costs incurred in pursuit of strategic transactions, realized or unrealized gain or loss on private equity investments and non-hedge designated derivative transactions, certain CEO transition-related costs, and amortization of acquired non real estate-related intangibles. We review Core FFO and Core FFO per share to evaluate our ongoing operating performance and we believe they are used by investors and REIT analysts in a similar manner. However, Core FFO and Core FFO per share are not substitutes for net income and net income per share. Because other REITs may not compute Core FFO or Core FFO per share in the same manner as we do, may not use the same terminology or may not present such measures, Core FFO and Core FFO per share may not be comparable among REITs.
Net operating income (“NOI”): Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. We utilize NOI in determining current property values, evaluating property performance, and evaluating property operating trends. We believe that investors and analysts utilize NOI in a similar manner. Direct net operating income (“Direct NOI”), a subtotal within NOI, is a non-GAAP financial measure that excludes the impact of supervisory payroll, centralized management costs, and share-based compensation in addition to depreciation and amortization expense. We utilize direct net operating income in evaluating property performance and in evaluating property operating trends as compared to our competitors. We believe that investors and analysts utilize NOI and Direct NOI in a similar manner. These measures are not a substitute for net income, operating cash flow, or other related financial measures, in evaluating our operating results. See Note 14 to our March 31, 2026 consolidated financial statements for a reconciliation of NOI to our total net income for all periods presented.

Realized annual rent per occupied square foot: Computed by dividing rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period. This measure excludes late charges and administrative fees in order to provide a better measure of our ongoing level of revenue. Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins. In addition, the rates charged for late charges and administrative fees can vary independently from rental rates. This measure takes into consideration promotional discounts, which reduce rental income.
Realized annual rent per available square foot: Computed by dividing rental income, before late charges and administrative fees, by the total available net rentable square feet for the period. Similar to realized annual rent per occupied square foot, this measure excludes late charges and administrative fees, and takes into consideration promotional discounts, which reduce rental income.
Same Store Facilities: Consist of facilities we have owned and operated on a stabilized level of occupancy, revenues, and cost of operations since January 1, 2024. The composition of our Same Store Facilities allows us more effectively to evaluate the ongoing performance of our self-storage portfolio by excluding the impact of fill-up of unstabilized facilities, which can significantly affect operating trends. We believe investors and analysts use Same Store Facilities information in a similar manner. However, because other REITs may not compute Same Store Facilities in the same manner as we do, may not use the same terminology or may not present such a measure, Same Store Facilities may not be comparable among REITs.

First Quarter Conference Call
A conference call is scheduled for April 28, 2026 at 11:00 a.m. (CT) to discuss the first quarter earnings results. The domestic dial-in number is (877) 407-9039, and the international dial-in number is (201) 689-8470. A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Event Calendar.” A replay of the conference call may be accessed through May 12, 2026 by calling (844) 512-2921 (domestic), (412) 317-6671 (international) (access ID number for either domestic or international is 13760048) or by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Event Calendar.”
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to our 2026 outlook and all underlying assumptions, our expected acquisition, disposition, development, and redevelopment activity, supply and demand for our self-storage facilities, information relating to operating trends in our markets, expectations regarding operating expenses, including property tax changes, expectations regarding the impacts from inflation and changes in macroeconomic conditions, our strategic priorities, expectations with respect to financing activities, rental rates, cap rates, and yields, leasing expectations, our credit ratings, our expectations with respect to the closing of our proposed acquisition of National Storage Affiliates and the future performance of the acquired facilities, and all other statements other than statements of historical fact. Such statements are based on management’s beliefs and assumptions made based on information currently available to management and may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Risks and uncertainties that may impact future results and performance include, but are not limited to those risks and uncertainties described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2026, under "Cautionary Statement Regarding Forward-Looking Statements" of our Current Report on Form 8-K filed with the SEC on March 17, 2026, and in our other filings with the SEC. These include changes in demand for our facilities, changes in macroeconomic conditions, changes in national self-storage facility development activity, impacts from our strategic corporate transformation initiative, impacts of natural disasters, adverse changes in laws and regulations including governing property tax, evictions, rental rates, minimum wage levels, and insurance, adverse economic effects from public health emergencies, international military conflicts, international trade disputes (including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation), or similar events impacting public health and/or economic activity, increases in the costs of our primary customer acquisition channels, adverse impacts to us and our customers from high interest rates, inflation, unfavorable foreign currency rate fluctuations, or changes in federal or state tax laws related to the taxation of REITs, security breaches, including ransomware, or a failure of our networks, systems, or technology. These forward-looking statements speak only as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements, including those in this press release, are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of these forward-looking statements, except when expressly required by law. Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, neither as predictions of future events nor guarantees of future performance.
About Public Storage
Public Storage, a member of the S&P 500, is a REIT that primarily acquires, develops, owns, and operates self-storage facilities. At March 31, 2026, we: (i) owned and/or operated 3,546 self-storage facilities located in 40 states with approximately 259 million net rentable square feet in the United States and (ii) owned a 35% common equity interest in Shurgard Self Storage Limited (Euronext Brussels: SHUR), which owned 333 self-storage facilities located in seven Western European countries with approximately 19 million net rentable square feet operated under the Shurgard® brand. Our headquarters are located in Frisco, Texas.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information and Where to Find It
In connection with the proposed transaction between NSA and Public Storage, Public Storage intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of NSA that also constitutes a prospectus of Public Storage (the “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to NSA’s shareholders seeking their approval of the proposed transaction and other related matters. Each of NSA and Public Storage may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Registration Statement, Proxy Statement/Prospectus or any other document that NSA or Public Storage (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF NSA AND Public Storage ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when they become available) and other documents filed with the SEC by NSA and/or Public Storage, which contain important information, through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the documents filed by NSA with the SEC on NSA’s website at https://ir.nsastorage.com/sec-filings/all-sec-filings or by contacting NSA Investor Relations at ghoglund@nsareit.net. Security holders will also be able to obtain free copies of the documents filed by Public Storage with the SEC on Public Storage’s website at https://investors.publicstorage.com/financial-reports/sec-filings or by contacting Public Storage Investor Relations at investorrelations@publicstorage.com.
Participants in the Solicitation
NSA, Public Storage, their respective trustees and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from NSA’s shareholders in respect of the proposed transaction. Information about the trustees and executive officers of NSA, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in NSA’s proxy statement for its 2025 Annual Meeting of Shareholders under the headings “Our Board,” “How We Are Paid,” “Compensation Discussion and Analysis,” “Summary Compensation and Other Tables,” “Severance and Change in Control Arrangements,” “Certain Relationships and Related Transactions” and “Shareholder Ownership Information,” which was filed with the SEC on March 28, 2025, and in NSA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026. To the extent holdings of NSA’s securities by its trustees or executive officers have changed since the amounts set forth in NSA’s definitive proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on an Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership on Form 5, in each case filed with the SEC, and available on the SEC’s website at www.sec.gov. Information about the trustees and executive officers of Public Storage, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Public Storage’s proxy statement for its 2026 Annual Meeting of Shareholders under the headings “2025 Trustee Compensation,” “Our Named Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Potential Payments Upon Termination or Change in Control,” “Outstanding Equity Awards at 2025 Fiscal Year End,” “Related Person Transactions” and “Share Ownership of Trustees and Management,” which was filed with the SEC on March 27, 2026, in Public Storage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and in Public Storage’s Form 8-K filed with the SEC on February 12, 2026. To the extent holdings of Public Storage’s securities by its trustees or executive officers have changed since the amounts set forth in Public Storage’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, such changes have been or will be reflected on an Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5, in each case filed with the SEC and available on the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents from NSA or Public Storage using the sources indicated above.

PUBLIC STORAGE
SELECTED FINANCIAL DATA
Same Store Operating Performance
(Unaudited – amounts in thousands except per square foot data)

	Three Months Ended March 31,
	2026	2025	Change (c)

	(Dollar amounts in thousands, except for per square foot data)
Revenues (a):
Rental income	$966,713	$965,525	0.1%
Late charges and administrative fees	34,120	35,496	(3.9)%
Total revenues	1,000,833	1,001,021	—%

Direct cost of operations (a):
Property taxes	106,123	107,225	(1.0)%
On-site property manager payroll	34,362	34,582	(0.6)%
Repairs and maintenance	22,607	24,010	(5.8)%
Utilities	15,456	15,963	(3.2)%
Marketing	22,596	23,650	(4.5)%
Other direct property costs	28,144	27,509	2.3%
Total direct cost of operations	229,288	232,939	(1.6)%
Direct net operating income (d)	771,545	768,082	0.5%
Indirect cost of operations (a)	(32,145)	(31,385)	2.4%
Net operating income (b) (d)	$739,400	$736,697	0.4%

Gross margin (before indirect costs)	77.1%	76.7%	0.4%

Gross margin (after indirect costs)	73.9%	73.6%	0.3%

Weighted average for the period:
Square foot occupancy	91.5%	91.1%	0.4%

Realized annual rental income per (d):
Occupied square foot	$22.00	$22.06	(0.3)%
Available square foot	$20.12	$20.10	0.1%

At March 31:
Square foot occupancy	91.3%	91.1%	0.2%
Annual contract rent per occupied square foot (d)	$22.05	$22.16	(0.5)%
(a)Revenues and cost of operations do not include tenant reinsurance and merchandise sales and expenses generated at the facilities.
(b)See reconciliation of self-storage NOI to net income provided below.
(c)Represents the absolute nominal change with respect to gross margin and square foot occupancy, and the percentage change with respect to all other items.
(d)See Definitions for description of non-GAAP measures.

PUBLIC STORAGE
SELECTED CONSOLIDATED INCOME STATEMENT DATA
(Unaudited – Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025

Revenues:
Self-storage facilities	$1,128,125	$1,102,998
Ancillary operations	89,616	80,186
Total revenues	1,217,741	1,183,184

Expenses:
Self-storage cost of operations	305,679	301,154
Ancillary cost of operations	34,264	30,693
Depreciation and amortization	290,723	282,715
Real estate acquisition and development expense	2,428	7,423
General and administrative	30,351	25,184
Interest expense	80,018	72,009
Total expenses	743,463	719,178
Operating income	474,278	464,006

Other increases (decreases) to net income:
Interest and other income (expense)	7,778	13,234
Equity in earnings (loss) of unconsolidated real estate entity	6,836	3,627
Foreign currency exchange gain (loss)	41,673	(68,695)
Gain (Loss) on sale of real estate	379	45
Income before income taxes	530,944	412,217
Income tax (provision) benefit	(1,569)	(1,426)
Net income	529,375	410,791
Allocation to noncontrolling interests	(3,102)	(3,000)
Net income allocable to Public Storage shareholders	526,273	407,791
Allocation of net income to:
Preferred shareholders	(48,678)	(48,678)
Restricted share units and unvested LTIP units	(807)	(883)
Net income allocable to common shareholders	$476,788	$358,230

Per common share:
Net income per common share – Basic	$2.72	$2.04
Net income per common share – Diluted	$2.71	$2.04
Weighted average common shares – Basic	175,519	175,419
Weighted average common shares – Diluted	175,928	175,942

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Reconciliation of Net Income to FFO and Core FFO and FFO to Funds Available for Distribution
(Unaudited – amounts in thousands except per share data)

	Three Months Ended March 31,
	2026	2025	Percentage Change

Reconciliation of Net Income to FFO and Core FFO (a):
Net income allocable to common shareholders	$476,788	$358,230	33.1%
Eliminate items excluded from FFO:
Real estate-related depreciation and amortization	287,766	280,009
Real estate-related depreciation from unconsolidated real estate investment	11,277	13,275
Real estate-related depreciation allocated to noncontrolling interests, restricted share unitholders and unvested LTIP unitholders	(2,726)	(2,114)
Impairment write-down of real estate investments	—	3,827
Gains on sale of real estate investments, including our equity share from investment	(379)	(45)
FFO allocable to common shares (a)	$772,726	$653,182	18.3%
Eliminate items excluded from Core FFO:
Adjustments to G&A Expense:
Corporate transformation costs	2,694	789
CEO transition costs	2,567	—
Contingency reserve	—	545
Transaction costs	—	400
Other Non-Core Adjustments:
Foreign currency exchange (gain) loss	(41,673)	68,695
Unrealized (gain) loss on private equity investments	474	873
Unrealized (gain) loss on interest rate derivatives	5,251	—
Other items	200	113
Core FFO allocable to common shares (a)	$742,239	$724,597	2.4%

Reconciliation of FFO to FAD:
FFO allocable to common shares	$772,726	$653,182	18.3%
Eliminate effect of items included in FFO but not FAD:
Share-based compensation expense in excess of cash paid	9,288	7,615
Foreign currency exchange (gain) loss	(41,673)	68,695
Less:
Capital expenditures to maintain real estate facilities	(45,523)	(36,194)
FAD (a)	$694,818	$693,298	0.2%

Per diluted common share:
FFO per share (a)	$4.39	$3.71	18.3%
Core FFO per share (a)	$4.22	$4.12	2.4%
(a)See Definitions for description of non-GAAP measures.

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to Net Income
(Unaudited – amounts in thousands)

	Three Months Ended March 31,
	2026	2025

Self-storage revenues for:
Same Store Facilities	$1,000,833	$1,001,021
Acquired Facilities	75,004	55,405
Newly Developed and Expanded Facilities	48,883	42,429
Other Non-Same Store Facilities	3,405	4,143
Self-storage revenues	1,128,125	1,102,998

Self-storage cost of operations for:
Same Store Facilities	261,433	264,324
Acquired Facilities	25,788	20,533
Newly Developed and Expanded Facilities	17,102	14,771
Other Non-Same Store Facilities	1,356	1,526
Self-storage cost of operations	305,679	301,154

Self-storage NOI for:
Same Store Facilities	739,400	736,697
Acquired Facilities	49,216	34,872
Newly Developed and Expanded Facilities	31,781	27,658
Other Non-Same Store Facilities	2,049	2,617
Self-storage NOI (a)	822,446	801,844

Ancillary revenues	89,616	80,186
Ancillary cost of operations	(34,264)	(30,693)
Depreciation and amortization	(290,723)	(282,715)
Real estate acquisition and development expense	(2,428)	(7,423)
General and administrative expense	(30,351)	(25,184)
Interest and other income (expense)	7,778	13,234
Interest expense	(80,018)	(72,009)
Equity in earnings (loss) of unconsolidated real estate entity	6,836	3,627
Gain on sale of real estate	379	45
Foreign currency exchange gain (loss)	41,673	(68,695)
Income tax (provision) benefit	(1,569)	(1,426)
Net income	$529,375	$410,791
(a)See Definitions for description of non-GAAP measures.

PUBLIC STORAGE
SELECTED CONSOLIDATED BALANCE SHEET DATA
(Unaudited – Amounts in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS
Cash and equivalents	$134,609	$318,095
Real estate facilities, at cost:
Land	5,962,189	5,952,072
Buildings	24,251,342	24,126,185
Total land and buildings, at cost	30,213,531	30,078,257
Accumulated depreciation	(11,737,258)	(11,468,054)
Total land and buildings, net	18,476,273	18,610,203
Construction in process	202,742	194,355
Total real estate facilities, net	18,679,015	18,804,558

Investment in unconsolidated real estate entity	383,917	388,586
Goodwill and other intangible assets, net	233,207	251,613
Notes receivable, net	142,501	142,108
Other assets	277,160	303,644
Total assets	$19,850,409	$20,208,604

LIABILITIES AND EQUITY
Notes payable	$9,707,266	$10,253,881
Unsecured credit facility	325,000	—
Accrued and other liabilities	498,421	612,889
Total liabilities	10,530,687	10,866,770

Commitments and contingencies

Equity:
Public Storage shareholders’ equity:
Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 174,000 shares issued (in series) and outstanding, (174,000 shares at December 31, 2025) at liquidation preference	4,350,000	4,350,000
Common Shares, $0.10 par value, 650,000,000 shares authorized, 175,544,909 shares issued (175,500,243 shares at December 31, 2025)	17,554	17,550
Paid-in capital	6,184,983	6,147,650
Accumulated deficit	(1,269,414)	(1,219,273)
Accumulated other comprehensive loss	(58,783)	(47,799)
Total Public Storage shareholders’ equity	9,224,340	9,248,128
Noncontrolling interests	95,382	93,706
Total equity	9,319,722	9,341,834
Total liabilities and equity	$19,850,409	$20,208,604